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                                                                     EXHIBIT 4.1


                               AMENDMENT NO. 1 TO

                          SUPPLEMENTAL INDENTURE NO. 3

                                 by and between

                             HEALTH CARE REIT, INC.

                                       and

                    THE BANK OF NEW YORK TRUST COMPANY, N. A.

                            As of September 13, 2004




           SUPPLEMENTAL TO THE INDENTURE DATED AS OF SEPTEMBER 6, 2002

                       -----------------------------------




                             HEALTH CARE REIT, INC.

                           6.0% Senior Notes due 2013





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         This  AMENDMENT  NO. 1 to  SUPPLEMENTAL  INDENTURE NO. 3 (this
"Amendment No. 1") is made and entered into as of September 13, 2004 by and between HEALTH CARE REIT, INC., a Delaware real estate investment trust (the "Company"), and THE BANK OF NEW YORK TRUST COMPANY, N. A., a national banking association and successor to Fifth Third Bank, as Trustee (the "Trustee").

                                WITNESSETH THAT:

         WHEREAS, the Company and the Trustee have executed and delivered an Indenture, dated as of September 6, 2002 (as amended, supplemented or otherwise modified from time to time, the "Base Indenture" and, together with Supplemental Indenture No. 3, dated as of October 29, 2003 ("Supplemental Indenture No. 3"), as amended by this Amendment No. 1 and as further amended, supplemented or otherwise modified from time to time, the "Indenture") to provide for the issuance of the Company's senior debt securities (the "Securities") to be issued from time to time in one or more series; and

         WHEREAS, pursuant to the terms of the Base Indenture and Supplemental Indenture No. 3, the Company established and issued a series of its Securities designated as its 6.0% Senior Notes due 2013 (the "Notes") in the initial aggregate principal amount of $250,000,000, subject to the right of the Company to reopen such series for issuances of additional securities of such series; and

         WHEREAS, the Company desires to reopen such series and issue $50,000,000 aggregate principal amount of additional Notes which will constitute a further issuance of, and will be consolidated with, the Notes so as to form a single series therewith, and will have the same CUSIP number and same terms as the Notes.

         NOW, THEREFORE, THIS AMENDMENT NO. 1 WITNESSETH:


         Pursuant to terms of the Base Indenture and Supplemental Indenture No. 3, the series of Notes established by the Supplemental Indenture No. 3 is hereby reopened and there is hereby authorized for issuance, authentication and delivery $50,000,000 aggregate principal amount of additional Notes (the "Additional Notes") of the same series as the Notes initially issued under the Supplemental Indenture No. 3, and in consideration of the premises and the purchase and acceptance of the Additional Notes by the Holders thereof, the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of the Notes, that the Supplemental Indenture No. 3 is hereby supplemented and amended, to the extent and for the purposes expressed herein, as follows:

                                   ARTICLE 1

                   AMENDMENTS TO SUPPLEMENTAL INDENTURE NO. 1

         SECTION 1.1 The Supplemental Indenture No. 3 is hereby amended and supplemented as follows:

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         (a) The series of Notes established by the Supplemental Indenture No.
3 is hereby reopened for the issuance of Additional Notes in an aggregate principal amount of $50,000,000, which shall constitute a further issuance of, and will be consolidated with, the Notes so as to form a single series with the Notes, with the same CUSIP number as the Notes, and shall have the same terms as the Notes, except that the Additional Notes will be issued on September 16, 2004, and interest on the Additional Notes shall accrue from May 15, 2004. The form of the Notes, including the Additional Notes, are set forth in the Supplemental Indenture No. 3, and such form with respect to the Additional Notes may contain such changes as may be appropriate to reflect the issuance of the Additional Notes and the amendment of the Supplemental Indenture No. 3 by this Amendment No. 1.


         (b) All references to the Notes in the Supplemental Indenture No. 3 and the form of the Notes set forth in the Supplemental Indenture No. 3 shall be amended, supplemented and deemed to include the Additional Notes issued hereunder, except that the date of issuance of, and the date from which interest will begin to accrue on, the Additional Notes shall be as set forth in this Amendment No. 1.


         (c) The Additional Notes shall be subject to, and be entitled to the benefits of the Supplemental Indenture No. 3, as amended hereby, except that the date of issuance of, and the date from which interest will begin to accrue on, the Additional Notes shall be as set forth in this Amendment No. 1.

                                   ARTICLE 2

                                 EFFECTIVENESS

         SECTION 2.1 This Amendment No. 1 shall be effective for all purposes as of the date and time this Amendment No. 1 has been executed and delivered by the Company and the Trustee in accordance with Article Nine of the Indenture. As supplemented hereby, the Indenture is hereby confirmed as being in full force and effect.

                                   ARTICLE 3

                                 MISCELLANEOUS

         SECTION 3.1 Unless otherwise provided in this Amendment No. 1, all defined terms used in this Amendment No. 1 shall have the meanings assigned to them in the Supplemental Indenture No. 3.

         SECTION 3.2 In the event any provision of this Amendment No. 1 shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or any provision of the Indenture.

         SECTION 3.3 To the extent that any term of this Amendment No. 1 or the Notes (including the Additional Notes) are inconsistent with the terms of the Indenture, the terms of this

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Amendment No. 1 or the Notes (including the Additional Notes) shall govern and supersede such inconsistent terms.

         SECTION 3.4 This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware.

         SECTION 3.5 This Amendment No. 1 may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment No. 1 to be executed as an instrument under seal in their respective corporate names as of the date first above written.

                                    HEALTH CARE REIT, INC.


                                    By: /s/ George L. Chapman
                                       -----------------------------------------
                                    Name: George L. Chapman
                                    Title: Chairman and Chief Executive Officer



                                    THE BANK OF NEW YORK TRUST COMPANY, N. A., as Trustee


                                    By: /s/ Geoffrey Anderson
                                       -----------------------------------------
                                    Name: Geoffrey Anderson
                                    Title: Assistant Vice President



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